Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-192344) on Form S-1 of Boston Therapeutics, Inc. of our report dated April 4, 2013, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachusetts
December 12, 2013